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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HMN Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1016 Civic Center Drive N.W.
Rochester, Minnesota 55901-6057
(507) 535-1200

March 21, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Radisson Plaza Hotel, located at 150 South Broadway Avenue, Rochester, Minnesota on Tuesday, April 22, 2003 at 10:00 a.m., local time.

        The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about the Company.

        We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

/s/ MICHAEL MCNEIL

Michael McNeil President

HMN FINANCIAL, INC.

Notice of Annual Meeting of Stockholders
to be held on
April 22, 2003

        Notice is hereby given that the Annual Meeting of Stockholders of HMN Financial, Inc. (the "Company") will be held at the Radisson Plaza Hotel, located at 150 South Broadway Avenue, Rochester, Minnesota, at 10:00 a.m., local time, on April 22, 2003.

        A Proxy Card and a Proxy Statement for the Meeting are enclosed.

        The Meeting is for the purpose of considering and acting upon:

  1.
  the election of three directors of the Company;

  2.
  the ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2003; and

  such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on February 25, 2003 are the stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

        A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m., at HMN Financial, Inc., 1016 Civic Center Drive NW, Rochester, Minnesota 55901-6057 for a period of ten days prior to the Meeting.

        Your proxy is important to ensure a quorum at the Meeting. Even if you own only a few shares, and whether or not you expect to be present at the Meeting, please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Meeting and revoke the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ CAROL J. THOUIN

Carol J. Thouin Secretary

Rochester, Minnesota March 21, 2003

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of HMN Financial, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting"), which will be held at the Radisson Plaza Hotel, located at 150 South Broadway Avenue, Rochester, Minnesota, on April 22, 2003 at 10:00 a.m., local time, and any adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 21, 2003.

        Certain information provided herein relates to Home Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company.

Vote Required and Proxy Information

        All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies, duly delivered to the Secretary of the Company prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have, to the extent permitted by law, the discretion to vote on such matters in accordance with their best judgment.

        Provided a quorum is present at the Meeting, (i) directors shall be elected by a plurality of the votes cast at the Meeting and (ii) a majority of the votes cast shall be the act of the stockholders with respect to all other matters considered at the Meeting. Broker non-votes are not considered as votes for or against a proposal.

        A majority of the shares of the Common Stock outstanding and entitled to vote shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum at the Meeting. If a quorum is not present at the Meeting, the chairman of the Meeting, or the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the Meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the Meeting as originally called.

        A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with Carol J. Thouin, the Secretary of the Company, at or before the Meeting a written notice of revocation bearing a later date than the date on the proxy or (ii) duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting.

        The Common Stock of the Company is the only authorized and outstanding voting security of the Company. Stockholders of record as of the close of business on February 25, 2003 will be entitled to one vote for each share of Common Stock then held. As of February 25, 2003, the Company had 4,343,206 shares of Common Stock issued and outstanding. The number of issued and outstanding shares excludes 4,785,456 shares held in the treasury of the Company.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth, as of February 25, 2003 (except as noted in the footnotes to the table), the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding Common Stock of the Company, (ii) the Company's President and each executive officer who made more than $100,000 during 2002 (the "Named Officers") and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to the shares of Common Stock.

Name and Address (if required) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
HMN Financial, Inc. Employee Stock Ownership Plan 1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057(1)	865,461	19.60%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202(2)	371,700	8.40%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401(3)	316,350	7.11%
Bryn Mawr Capital Management, Inc. One Town Place, Suite 200 Bryn Mawr, PA 19010-3495(4)	285,847	6.50%
Directors, director nominees and executive officers
Duane D. Benson(5)	22,650	*
Allan R. DeBoer(6)	10,700	*
Michael J. Fogarty(7)	3,500	*
Timothy R. Geisler(8)	6,550	*
Timothy P. Johnson(9)	42,502	*
Dwain C. Jorgensen(10)	85,576	1.95%
Susan K. Kolling(11)	68,893	1.57%
Michael McNeil(12)	50,733	1.16%
Mahlon C. Schneider(13)	6,200	*
Roger P. Weise(14)	142,020	3.23%
All directors, director nominees and executive officers of the Company as a group (11 persons)(15)	445,665	9.74%

*
Less than 1% Owned

(1)
The amount reported represents shares of Common Stock held by the HMN Financial, Inc. Employee Stock Ownership Plan (the "ESOP"), 245,031 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of Common Stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of such shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of Common Stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants.

(2)
As reported on a Schedule 13G/A dated December 31, 2002 and filed on February 12, 2003. Heartland Advisors, Inc. ("Heartland") is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts. One such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, has an interest relating to more than 5% of the outstanding shares of Common Stock. Heartland exercises sole voting and dispositive power with respect to all the shares.

(3)
As reported on a Schedule 13G/A dated December 31, 2002 and filed February 12, 2003. Dimensional Fund Advisors, Inc. is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts. No such account has an interest relating to more than 5% of the outstanding shares of Common Stock. Dimensional Fund Advisors, Inc. exercises sole voting and dispositive power with respect to all the shares.

(4)
As reported on a Schedule 13G dated December 31, 2002 and filed February 12, 2003. Bryn Mawr Capital Management, Inc. is an investment advisor. Bryn Mawr Capital Management, Inc. exercises sole voting and dispositive power with respect to all the shares.

(5)
Includes 4,650 shares of Common Stock held directly or with restrictions that will lapse within 60 days of February 25, 2003 and 18,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(6)
Includes 1,700 shares of Common Stock held directly or with restrictions that will lapse within 60 days of February 25, 2003 and 9,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(7)
Includes 500 shares of Common Stock held in a fiduciary capacity and 3,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(8)
Includes 250 shares of Common Stock held directly, 300 shares of Common Stock held by Mr. Geisler's IRA account and 6,000 shares of Common Stock covered by options which are currently exercisable within 60 days of February 25, 2003.

(9)
Includes 1,406 shares of Common Stock held directly, 11,457 shares of Common Stock allocated to Mr. Johnson's ESOP account and 29,639 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003. Pursuant to a separation agreement, Mr. Johnson has resigned as an officer and director of the Company and the Bank effective as of March 31, 2003.

(10)
Includes 16,883 shares of Common Stock held jointly with his spouse, 3,873 shares of Common Stock held by Mr. Jorgensen's IRA account, 1,877 shares of Common Stock held by Mr. Jorgensen's spouse, 3,263 shares of Common Stock under the Bank's 401(k) Plan, 11,228 shares of Common Stock allocated to Mr. Jorgensen's ESOP account and 48,452 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(11)
Includes 20,117 shares of Common Stock held directly, 9,111 shares of Common Stock allocated to Ms. Kolling's ESOP account, 3,652 shares of Common Stock held under the Bank's 401(k) Plan and 36,013 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(12)
Includes 5,000 shares of Common Stock held directly, 7,400 shares of Common Stock held by Mr. McNeil's IRA account, 4,348 shares of Common Stock allocated to Mr. McNeil's ESOP account, 3,985 shares held under the Bank's 401(k) Plan and 30,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(13)
Includes 200 shares of Common Stock held directly and 6,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(14)
Includes 41,882 shares of Common Stock held directly, 51,800 shares of Common Stock held in a fiduciary capacity, 2,100 shares of Common Stock held by Mr. Weise's spouse's IRA and 46,038 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 25, 2003.

(15)
Includes shares of Common Stock held directly, as well as shares of Common Stock held jointly with family members, shares of Common Stock held in retirement accounts, shares of Common Stock held by such individuals in their accounts under the Bank's 401(k) Plan, shares of Common Stock allocated to the ESOP accounts of the group members, shares of Common Stock held in a fiduciary capacity or by certain family members, shares covered by options which are currently exercisable or exercisable within 60 days of

  February 25, 2003 and shares of Common Stock with restrictions that will lapse within 60 days of February 25, 2003, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power.

PROPOSAL I—ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Company's Board of Directors shall fix the number of directors from time to time. On January 26, 1999, the Board of Directors adopted a resolution fixing the current number of members of the Board of Directors at nine members. The Board of Directors is divided into three classes. Due to the expiration of the term of three members of the Board of Directors, the Board of Directors has nominated Messrs. McNeil, Benson and Schneider for election as members of the Board of Directors to serve for the terms indicated. Each of Messrs. McNeil, Benson and Schneider has been nominated to serve a term of three years, or until their respective successors shall have been elected and shall qualify. Pursuant to a separation agreement, Mr. Johnson has resigned as a director of the Company and the Bank effective as of March 31, 2003. Over the next year, the Company will be evaluating potential director candidates.

        It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the table. If any nominee is unable to serve, the shares of Common Stock represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

        The business experience of each director and director nominee is set forth below.

Director Nominees:

  Term Expiring in 2006

  Michael McNeil, age 55.

        Mr. McNeil has been a director of the Company since 1999 and the President of the Company since November 2000. Mr. McNeil has been the President and Chief Executive Officer of the Bank since January 1999 and a director of the Bank since April 1998. From April 1998 through December 1998, Mr. McNeil was the Senior Vice President Business Development of the Bank. Prior to joining the Bank, Mr. McNeil was the President and a director of Stearns Bank, N.A. in St. Cloud, Minnesota from August 1991 until March 1998.

  Duane D. Benson, age 57.

        Mr. Benson has been a director of the Company since 1997. Mr. Benson has been the executive director of the Minnesota Business Partnership, a non-profit public policy foundation comprised of 105 member companies, since September 1994. Mr. Benson's primary responsibilities include the management of governmental and public affairs for that organization. Mr. Benson served as a member of the Minnesota Legislature for 14 years prior to assuming his duties at the Minnesota Business Partnership.

  Mahlon C. Schneider, age 63.

        Mr. Schneider has been a director of the Company since 2000. Mr. Schneider has been Senior Vice President External Affairs and General Counsel of Hormel Foods Corporation since October 1999. From October 1990 to September 1999, Mr. Schneider was the Vice President and General Counsel of Hormel Foods Corporation.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors continuing in office after Annual Meeting:

  Term Expiring in 2004

  Michael J. Fogarty, age 64.

        Mr. Fogarty has been a director of the Company since 2002. For over 10 years, Mr. Fogarty has been an insurance agent with C.O. Brown Agency, Inc., an insurance agency located in Rochester, Minnesota. He also currently serves as Chairman for the Board for C.O. Brown Agency, Inc.

  Susan K. Kolling, age 51.

        Ms. Kolling has been a director of the Company since 2001. Ms. Kolling served as a Vice President of the Bank from 1992 to 1994 and has served as a senior vice president of the Bank since 1995. Ms. Kolling has served as a vice president since June 1993 and a director since April 1996 of Osterud Insurance Agency, Inc., a wholly owned subsidiary of the Bank. In addition, since January 1997, Ms. Kolling has been an owner of Kolling Family Corp. which is doing business as Valley Home Improvement, a retail lumber yard and KBM Developers LLC, a townhouse development company. Ms. Kolling began her employment with the Bank in 1969.

  Roger P. Weise, age 68.

        Mr. Weise has been a director of the Bank since 1977, and a director of the Company since its formation in 1994. Mr. Weise served as Chairman, President and Chief Executive Officer of the Company from 1994 until his retirement on September 30, 2000. Mr. Weise was Chairman of the Bank from 1996 to 2000 and served as President and Chief Executive Officer of the Bank from 1989 through 1998. Mr. Weise began his employment with the Bank in 1958 and he retired as Chairman of the Company in October 2000.

  Term Expiring in 2005

  Timothy R. Geisler, age 51.

        Mr. Geisler has been chairman of the Board of Directors of the Company since 2001, and has been a director of the Company since 1996. He is currently unit manager for the Mayo Foundation and has been the tax manager for the Mayo Foundation since 1986. Mr. Geisler has been a certified public accountant since 1976. The Mayo Foundation provides medical care and education in clinical medicine and medical sciences and conducts medical research through hospitals and clinics in Rochester, Minnesota; Jacksonville, Florida; Scottsdale, Arizona and other cities in the United States.

  Allan R. DeBoer, age 60.

        Mr. DeBoer has been a director of the Company since 1999. From 1988 until his retirement in 2001, Mr. DeBoer had been the Chief Executive Officer of RCS of Rochester, Inc., which does business as Rochester Cheese/Valley Cheese, a cheese processing company.

Directors Emeritus

        In 1996, the Board of Directors of the Company established a Directors Emeritus program. Any retiring director who has served as a director of the Company or the Bank for 12 or more years may be invited by the Board of Directors to be a director emeritus. Directors emeritus are appointed annually, and may not serve for more than five years. A director emeritus attends and participates in regular meetings of the Board of Directors of the Company, but may not vote. In consideration for serving as a director emeritus, such individual is paid a fee equal to the fee received by non-employee directors during such individual's last year of service to the Company or the Bank (excluding any fees paid for serving on any committee of the Board of Directors of the Company or the Bank). Each

of Irma R. Rathbun and James B. Gardner has served as a director emeritus since 2000, and M.F. Schumann began serving as a director emeritus during 2001.

Board of Directors' Meetings and Committees

        Board and Committee Meetings of the Company.    The Board of Directors of the Company held 8 meetings during the year ended December 31, 2002. No incumbent director attended fewer than 87% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which such director served during the year.

        The Board of Directors of the Company has standing Audit, Compensation, Executive, Nominating and Succession Planning Committees.

        The Audit Committee of the Company consists of Messrs. Benson, DeBoer, Schneider, Fogarty and Geisler (Chairman). All members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent accountants. The Audit Committee met 4 times during 2002. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on May 23, 2000, and amended and restated on March 21, 2002. The Board of Directors of the Company is currently reviewing the existing Audit Committee Charter in light of the Sarbanes-Oxley Act of 2002, and will revise the existing Audit Committee Charter as necessary to comply with the new Act.

        The Compensation Committee of the Company reviews and reports to the Board of Directors on matters concerning compensation plans, the compensation of certain executives as well as administration of the Company's 2001 Omnibus Stock Plan (the "Omnibus Plan"), 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") and the 1995 Recognition and Retention Plan. The current members of the Compensation Committee are Directors Benson, Geisler, Schneider, Fogarty and DeBoer (Chairman). This committee met 3 times during 2002.

        The Executive Committee of the Company acts on issues arising between regular Board of Directors' meetings. The Executive Committee possesses the powers of the full Board of Directors of the Company between meetings of the Company's Board of Directors. The Executive Committee is currently comprised of Directors Johnson, McNeil and Geisler. Directors Benson, DeBoer, Schneider, Weise, Kolling and Fogarty serve as alternates on this committee. The Executive Committee met 2 times during 2002.

        The entire Board of Directors acts as the Nominating Committee of the Company and meets annually to nominate eligible persons to serve on the Company's Board of Directors and on the Bank's Board of Directors. The Company's Bylaws require that directors have their primary domicile in a county in which the Bank has a full-service branch. While the Board of Directors will consider nominees recommended by stockholders, this committee has not actively solicited such nominations. The Nominating Committee met 1 time during 2002. Pursuant to the Company's Bylaws, nominations by stockholders must generally be delivered in writing to the Secretary of the Company at least 90 days before the date of the meeting at which directors are to be elected.

        The Succession Planning Committee of the Company was established by the Board of Directors of the Company on October 26, 1999 to make recommendations to the Board of Directors regarding succession plans for the Company's executive officers. Directors Benson, DeBoer, Geisler, Schneider and Fogarty are members of this committee. The Succession Planning Committee did not meet during 2002.

        Board and Committee Meetings of the Bank.    Each director of the Company is also a director of the Bank. Meetings of the Bank's Board of Directors have generally coincided with those of the Company. During the year ended December 31, 2002, the Board of Directors of the Bank held 8 regular meetings and 2 special meetings. No director attended fewer than 87% of the total meetings of the Board of Directors of the Bank and committees on which such Board member served during this period. The Board of Directors of the Bank has standing Asset

Classification, Audit, Commercial Loan, Executive Commercial Loan, Executive, Investment/Asset-Liability, Mortgage and Consumer Loan, Merger and Acquisition and Salary Administration Committees.

        The Asset Classification Committee meets at least quarterly to review the classification of all assets held by the Bank. The committee establishes the loan loss reserves and prepares the asset classification report which is given to the Bank's Board of Directors on a quarterly basis. Members of the committee are Director Johnson and Officers Brad Becker, Jon Eberle and Dwain Jorgensen. This committee met 5 times in 2002.

        The Audit Committee reviews audit reports of the Bank and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also acts as the liaison between the auditors and the Board of Directors of the Bank. Directors Benson, DeBoer, Geisler, Schneider and Fogarty currently comprise this committee. This committee met 4 times in 2002.

        The Commercial Loan Committee meets on an as-needed basis, but at least quarterly, to approve in advance all commercial loans up to $4,000,000 in accordance with the underwriting guidelines of the Bank. The Commercial Loan Committee consists of Directors Johnson and McNeil and Officers Dwain Jorgensen, Bradley Krehbiel, Brad Becker and Carla Kilpatrick. This committee met 59 times in 2002.

        The Executive Commercial Loan Committee meets as needed to review all commercial loans over $4,000,000 in accordance with the underwriting guidelines of the Bank. The Executive Commercial Loan Committee consists of Directors McNeil and Johnson, as well as Director Emeritus M.F. Schumann. Mr. Geisler serves as an alternate on the committee. The committee reviewed 38 commercial loan applications over $4,000,000 as required by the underwriting guidelines of the Bank.

        The Executive Committee meets on an as-needed basis to act on matters that arise between regular meetings of the Board of Directors of the Bank. The Executive Committee possesses the powers of the full Board of Directors of the Bank between meetings of the Bank's Board of Directors. The current members of the Executive Committee are Directors Johnson, McNeil and Geisler. Directors Benson, DeBoer, Schneider, Weise, Kolling and Fogarty serve as alternates on this committee. This committee did not meet in 2002.

        The Investment/Asset-Liability Committee consists of Directors Johnson and McNeil and Officers Dwain Jorgensen, Bradley Krehbiel and Jon Eberle. The committee meets at least monthly to discuss current and potential investments, to ensure that all investment activities are consistent with the Bank's Board of Directors' policies and to review short- and long-range asset and liability objectives of the Bank. This committee met 21 times in 2002.

        The Mortgage and Consumer Loan Committee meets on an as-needed basis to approve in advance all loans in excess of the FNMA and FHLMC conforming loan amounts that are not being sold on the secondary market in accordance with the underwriting guidelines of the Bank, perform all second reviews, and approve, deny or ratify exceptions to lending policies, recommend changes in loan policies, and approve changes in loan products. The Mortgage and Consumer Loan Committee consists of Directors Johnson and McNeil and Officers Sue Grooters, Dwain Jorgensen, Brad Becker and Danae Ostern. This committee met 12 times in 2002.

        The Merger and Acquisition Committee meets on an as-needed basis to research, review, and evaluate possible mergers and acquisitions. This committee coordinates a merger and acquisition team when needed and makes all presentations and recommendations to the Board of Directors. The members of this committee are Directors Johnson and McNeil and Officers Jon Eberle and Dwain Jorgensen. This committee met two times in 2002.

        The Salary Administration Committee meets to review salaries and the performance of officers and employees, and recommends compensation adjustments and promotions. This committee is currently comprised of Directors DeBoer (Chairman), Johnson and McNeil. The Salary Administration Committee met 1 time during 2002.

Compensation Committee Interlocks and Insider Participation

        During 2002, the Company's Compensation Committee was comprised of Directors Benson, Geisler, Schneider, Fogarty and DeBoer (Chairman). None of the members is an executive officer, employee or former employee of the Company, and no interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Director Cash Compensation

        Members of the Board of Directors of the Company and the Bank are paid the following fees for their services:

	Chairman of the Board	Non-employee Directors	Chairman of the Audit Committee
The Company
Monthly fee	$900	$300
Audit Committee attendance fee		$100	$300
Other committees of the Board attendance fee		$100
The Bank
Monthly fee	$1,800	$600
Board meeting attendance fee regular meetings	$450	$150
Board meeting attendance fee special meetings	$300	$100
Audit Committee monthly fee		$100	$300
Other committees of the Board		$100

        The Company allows each member of the Board of Directors to elect to defer receipt of his or her fees until January 30 of the calendar year immediately following the date in which such member ceases to serve as a member of the Board of Directors. The deferred fees earn interest at an interest rate equal to the Bank's cost of funds on November 30 of each year in which the fee is deferred. A director who is an officer or employee of the Company or the Bank receives no separate compensation for services as a director of the Company or the Bank.

Report of the Audit Committee

        The role of the Company's Audit Committee, which is composed of five independent non-employee directors, is one of oversight of the Company's management and of KPMG LLP, the Company's outside auditors, in regard to the Company's financial reporting and the Company's controls respecting accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors. The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) has discussed with the Company's independent accountants the independent accountants' independence. Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

DUANE D. BENSON	ALLAN R. DEBOER	TIMOTHY R. GEISLER	MAHLON C. SCHNEIDER	MICHAEL J. FOGARTY

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP.

	2002	2001
Audit Fees	$119,000	$80,600
Audit-related fees	$5,800	$5,600
Tax Fees	$161,300	$29,000
All other fees
Information Security	$15,251	$25,000
Total	$301,351	$140,200

Tax fees for 2002 included $137,000 for state tax planning, which were approved by the Board of Directors prior to the start of the tax planning project.

The Audit Committee considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

EXECUTIVE COMPENSATION

        The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to these officers until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

        The following table sets forth the compensation paid or accrued by the Bank during the fiscal years indicated for services rendered by the Named Officers. No executive officers of the Bank other than Messrs. McNeil, Johnson and Jorgensen received cash compensation in excess of $100,000 during 2002.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation(1)
Name and principal position						Securities Underlying Options(#)	All Other Compensation($)(2)
	Year	Salary		Bonus
Michael McNeil, President of the Company and Chief Executive Officer and President of the Bank	2002 2001 2000	$ $ $	200,000 200,000 183,333	$ $ $	25,800 20,150 17,560	23,316 -0- -0-	$ $ $	19,263 19,881 18,101
Timothy P. Johnson,(3) Executive Vice President and Chief Financial Officer of the Company and Chief Financial Officer of the Bank	2002 2001 2000	$ $ $	125,000 125,000 91,250	$ $ $	11,438 12,650 8,347	16,447 -0- -0-	$ $ $	9,986 14,359 8,371
Dwain C. Jorgensen, Senior Vice President, Operations	2002 2001 2000	$ $ $	95,000 95,000 83,700	$ $ $	500 8,417 8,269	12,500 -0- -0-	$ $ $	10,390 12,545 12,671

(1)
During 2002, 2001 and 2000, neither Mr. McNeil nor Mr. Jorgensen received from the Company any benefits or perquisites that, in the aggregate, exceeded 10% of his salary and bonus or $50,000. During 2001 and 2000 Mr. Johnson did not receive any benefits or perquisites that, in the aggregate, exceeded 10% of his salary and bonus or $50,000, and in 2002, the total amount of these benefits and perquisites was $15,972 with the majority of this amount for a membership fee and dues to a local country club pursuant to Mr. Johnson's employment agreement dated January 1, 2002. The bonus amounts for Messrs. McNeil, Johnson and Jorgensen include $500 for a bonus awarded pursuant to the Home Federal Savings Bank Employee Preferred Stock Bonus Plan.

(2)
The amounts for 2000 represent contributions by the Bank in the amount of $2,625 and $1,923 to the accounts of Messrs. McNeil and Jorgensen under the Bank's 401(k) Plan and $15,476, $8,371 and $10,748, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Johnson and Jorgensen, respectively, based upon a market value of $13.06 per share of Common Stock on December 31, 2000. The amounts for 2001 represent contributions by the Bank in the amount of $2,625 and $2,229 to the accounts of Messrs. McNeil and Jorgensen under the Bank's 401(k) Plan and $17,256, $14,359 and $10,316, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Johnson and Jorgensen, respectively, based upon a market value of $15.49 per share of Common Stock on December 31, 2001. The value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Johnson and Jorgensen for 2001 include a reallocation of shares from 2000 which occurred in July, 2001. The amounts for 2002 represent the Bank's contribution of $3,000 and $2,150 to the accounts of Messrs. McNeil and Jorgensen under the Bank's 401(K) Plan and $10,486,$16,763 and $8,740, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Johnson and Jorgensen, respectively, based on a market value of $16.82 per share of Common Stock on December 31, 2002.

(3)
Pursuant to a separation agreement, Mr. Johnson has resigned as an officer and director of the Company and the Bank effective as of March 31, 2003.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options/ SARs Granted(1)					Potential Realization Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(5)
			Percent Of Total Options/ SARs Granted To Employees In Fiscal Year
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5%($)	10%($)
Michael McNeil	26,316	(2)	12%	$16.13	April 15, 2012	$266,844	$676,584
Timothy Johnson	16,447	(3)	8%	$16.13	April 15, 2012	$166,773	$422,852
Dwain Jorgensen	12,500	(4)	6%	$16.13	April 15, 2012	$126,750	$321,375

(1)
All such options were granted under the Omnibus Plan, all options are intended to be "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder are non-statutory stock options. Such options become immediately exercisable upon (a) death or disability of the holder, or (b) a fundamental change (defined as a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company. The holder is permitted to pay the exercise price and (if permitted by the Compensation Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2)
1,520 shares are exercisable on April 16, 2008, 7,719 shares are exercisable on April 16, 2009, 13,918 shares are exercisable on April 16, 2010, 20,117 shares are exercisable on April 16, 2011 and 26,316 shares are exercisable on January 1, 2012. Vesting of the shares underlying this option would have accelerated if the Company met certain return on equity performance goals during 2002. These equity performance goals were not met.

(3)
4,049 shares are exercisable on April 16, 2010, 10,248 shares are exercisable on April 16, 2011 and 16,447 shares are exercisable on April 16, 2012. Vesting of the shares underlying this option would have accelerated if the Company met certain return on equity performance goals during 2002. These equity performance goals were not met. None of Mr. Johnson's options granted in 2002 will have vested at the time of his resignation, and he will not be able to exercise any of the options granted in 2002.

(4)
102 shares are exercisable on April 16, 2010, 6,301 shares are exercisable on April 16, 2011 and 12,500 shares are exercisable on April 16, 2012. Vesting of the shares underlying this option would have accelerated if the Company met certain return on equity performance goals during 2002. These equity performance goals were not met.

(5)
Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

AGGREGATED OPTION/SAR EXERCISES IN 2002
AND YEAR-END OPTION VALUES

			Number of securities underlying unexercised options/SARs at fiscal year-end(#)		Value of unexercised in-the-money Options/SARs at fiscal year-end($)(1)
Name	Shares acquired on Exercise(#)	Value realized ($)
			Exercisable/Unexercisable		Exercisable/Unexercisable
Michael McNeil	N/A	N/A	30,000	46,316	$159,600	$124,558
Timothy P. Johnson(2)	N/A	N/A	29,639	16,447	$225,553	$16,348
Dwain C. Jorgensen	N/A	N/A	48,452	12,500	$368,720	$8,625

(1)
Represents market value of underlying securities at year end of $16.82 per share less the exercise price.

(2)
None of Mr. Johnson's options granted in 2002 will have vested at the time of his resignation, and he will not be able to exercise any of the options granted in 2002.

Employment Agreements; Change-In-Control Agreements and Early Retirement Agreements

        The Bank and the Company have into entered employment agreements with Messrs. McNeil and Johnson each dated as of January 1, 2002. These agreements are designed to assist the Company and the Bank in maintaining a stable and competent management team. The employment agreements provide for an initial base salary of $200,000 and $125,000 for Messrs. McNeil and Johnson, respectively, but are subject to a potential annual upward adjustment based on a review of each employee's performance by the Compensation Committee of the Board of Directors. Each agreement has a three year term and on April 30, 2003 (the "Extension Date") the agreement shall be extended through December 31, 2005 and on each anniversary of the Extension Date thereafter, the term automatically extends for a period of twelve months in addition to the remaining term of employment, unless any party to the agreement gives contrary written notice or under certain other circumstances. Each agreement will terminate upon death or disability of the employee, and either employee may terminate his agreement upon notice to the Company or the Bank. In addition, each employment agreement may be suspended or terminated for certain regulatory reasons related to the Federal Deposit Insurance Act. In the event that either Mr. McNeil or Mr. Johnson terminates his employment for "Good Reason" or is terminated by the Company or Bank, other than for cause, or by reason of disability of the employee, the employee will continue to receive his salary and a reimbursement for the cost of premiums to maintain the same level of health insurance coverage as he was receiving before the date of termination through the remaining term of the agreement. For both Mr. McNeil and Mr. Johnson "Good Reason" includes an uncured material breach of their employment agreement by the Company or the Bank, a relocation of Mr. McNeil or Mr. Johnson or a material reduction in base salary, perquisites or benefits that is not a result of a generally applicable reduction. The employment agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

        In November of 2000, each of Messrs. McNeil and Johnson entered into a change-in-control agreement with the Bank. In addition, Mr. Jorgensen entered into a change-in-control agreement on January 23, 2001. These agreements are designed to assist the Company and the Bank in maintaining a stable and competent management team. The agreements with Messrs. McNeil and Johnson provide for an initial term of 2 years, and the agreement with Mr. Jorgensen provides for an initial term of 2.5 years. All three agreements provide for an automatic extension for one year and from year to year thereafter unless notice of termination is given by either applicable party. In the event that employment with the Company or the Bank is terminated in connection with certain change of control events or the employee voluntarily terminates his employment (under certain circumstances) in connection with such events, the change-in-control agreements provide for a cash payment equal to a percentage of the employee's annual average base salary. Messrs. McNeil and Johnson are entitled to receive a cash payment equal to 299% of their annual average base salaries and Mr. Jorgensen is entitled to receive a cash payment equal to 200% of his annual average base salary. This amount is in addition to the payment to Messrs. McNeil and Johnson of their salary for the remainder of the term of their employment pursuant to their relevant employment agreement. The change-in-control agreements also provide that the employees can participate in the health, disability and life insurance plan or program that the employees were entitled immediately prior to such termination. The amounts payable pursuant to the change-in-control agreements will be reduced by the amount of any severance pay that the employees receive from the Bank, its subsidiaries or its successors. Based on their current salaries, if the employment of Messrs. McNeil, Johnson and Jorgensen had been terminated as of December 31, 2002 under circumstances giving rise to the salary payment described above, such individuals would have been entitled to receive maximum lump-sum cash payments of approximately $523,364, $299,179 and $173,440 respectively.

        On March 17, 2003, Mr. Johnson and the Company entered into a separation agreement, pursuant to which Mr. Johnson has resigned as an officer and director of the Company and the Bank. Under the terms of the separation agreement, Mr. Johnson will receive (1) payments of $10,417 per month from April 1, 2003 through June 30, 2004 if Mr. Johnson is not otherwise employed, (2) group medical insurance, with the Company paying its portion of the monthly premiums as if Mr. Johnson was still an employee, until June 31, 2004, provided that Mr. Johnson is not otherwise eligible for dental or health insurance through a new employer and (3) a cash bonus of $10,938 related to services performed in 2002, payable no later than March 31, 2003. The separation agreement also contains a mutual release by both parties for matters arising out of his employment, except that the Company did not release Mr. Johnson for intentional acts arising out of his employment.

Pension Plan

        The Bank's employees are included in the Financial Institutions Retirement Fund, a multi-employer comprehensive pension plan (the "Pension Plan"). This non-contributory defined benefit retirement plan covers all employees who have met minimum service requirements. Employees become 100% vested in the Pension Plan after five years of eligible service (as defined in the Pension Plan). The Bank's policy is to fund the maximum amount that can be deducted for federal income tax purposes. In 2002, a contribution in the amount of $20,575 was made to the Pension Plan. On September 1, 2002, benefits for the all of Bank's existing participants under the Pension Plan were frozen, and as a result, no additional benefits will be earned after that date. In addition, enrollment in the Pension Plan for the Bank's employees will no longer be offered.

PENSION PLAN TABLE

	Years of service
Average annual compensation
	5	10	15	20	25	30	35
80,000	4,000	8,000	12,000	16,000	20,000	24,000	28,000
100,000	5,000	10,000	15,000	20,000	25,000	30,000	35,000
120,000	6,000	12,000	18,000	24,000	30,000	36,000	42,000
140,000	7,000	14,000	21,000	28,000	35,000	42,000	49,000
160,000	8,000	16,000	24,000	32,000	40,000	48,000	56,000
180,000	9,000	18,000	27,000	36,000	45,000	54,000	63,000
200,000	10,000	20,000	30,000	40,000	50,000	60,000	70,000

        The above table illustrates annual pension benefits payable upon retirement, which are not subject to offset for Social Security payments or other payments, based on various levels of compensation and years of service and assuming payment in the form of a straight-line annuity. Benefits payable under the Pension Plan are based upon 1% of the average cash remuneration for the highest five consecutive calendar years multiplied by the number of years of service of the employee. At December 31, 2002, Messrs. McNeil, Johnson and Jorgensen had approximately 4.5, 10.2 and 28.3 years of credited service under the Pension Plan, respectively.

Compensation Committee Report on Executive Compensation

        Compensation Policy.    The Compensation Committee of the Company has designed the compensation for the executive officers in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board of Directors and to manage the Company and its subsidiaries to meet the Company's mission, goals and objectives.

        To determine the compensation for the executive officers the Compensation Committee reviews (i) the financial performance of the Bank over the most recently completed fiscal year (principally return on equity, general and administrative expense, CAMELS rating, compliance rating and quality of assets) compared to results at comparable companies within the banking industry, and (ii) the responsibilities and performance of each individual executive officer and the compensation levels of such personnel with the compensation of personnel with similar responsibilities at other comparable companies within the banking industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

        All employees and executive officers participate on an equal, nondiscriminatory basis in the Bank's medical insurance plan, medical reimbursement plan, childcare plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and executive officers on a nondiscriminatory basis participation in a 401(k) Plan, the ESOP, and the Pension Plan until the benefits relating to all Bank employees were frozen as of September 1, 2002. As a result of the freezing of the benefits, employees may not enroll in the Pension Plan. Nondiscretionary cash bonuses (up to a maximum of $150) are awarded annually to all employees based upon years of service, with an additional nondiscretionary cash bonus awarded to employees every five years of service.

        In addition, executive and certain other officers are also provided an opportunity to earn a bonus to be paid in cash or though the grant of options. With respect to the President, one-half of the bonus is determined in accordance with the Company's consolidated performance in relation to its annual budget set by the Board of Directors, and the other one-half is determined in relation to certain goals for the President as set forth at the beginning of the year. If the Company's consolidated performance meets or exceeds the annual budget, the officers receive one-half of the entire bonus amount. The other one-half is discretionary based on the President's achievement of the specified goals. In 2002, the portion of the bonus awarded based on the Company's consolidated performance was not awarded to the President, but the Compensation Committee did award the President a cash bonus in the amount of $25,000 based on achievement of specified goals. Other executives and certain other officers were awarded bonuses by the President based upon the Company's consolidated performance in comparison to budgeted performance and additional goals for such officers set forth at the beginning of the year. This included a $10,938 bonus awarded to the Chief Financial Officer for specified goals achieved in 2002.

        Omnibus Plan, 1995 Stock Option Plan and Restricted Stock Award Plan.    The Ominbus Plan, the 1995 Stock Option Plan and the 1995 Recognition and Retention Plan were designed to reward Board members and executive officers for the future long term performance of the Company, based on the responsibilities of the Board and of the executive officers and other senior managers to manage the Bank and the Company. In April 1999, the Compensation Committee awarded Mr. McNeil a stock option for 50,000 shares of Common Stock of the Company under the 1995 Stock Option Plan, and in 2002, the Compensation Committee awarded Messrs. McNeil, Johnson and Jorgensen stock options for 26,316, 16,447 and 12,500 shares of Common Stock of the Company, respectively, under the Omnibus Plan. The grants of incentive stock options in 2002 were designed to reward these executive officers for sustained long term performance of the Company, and vesting of the shares underlying these options would have accelerated if the Company met certain return on equity performance goals during 2002. These equity performance goals were not met, and the vesting schedule as set forth in the footnotes of the "Option/SAR Grants in Last Fiscal Year" table will apply to the options. With respect to Mr. Johnson, none of the shares underlying his option granted in 2002 will have vested as of date of his resignation, and he will not be able to exercise any of these options.

        Report on Executive Officer Compensation.    The President's compensation was based on the same factors as those applied to all employees and executive officers. Except for the bonus mentioned above, there were no special programs designed especially for the President or any other executive officer. This $25,000 cash bonus was awarded for the achievement of non-financial goals established by the Compensation Committee. As shown in the table set forth under "Security Ownership of Management and Certain Beneficial Owners" above, the President holds an interest in the Company's Common Stock. It is the philosophy of the Compensation Committee that the financial rewards and incentives for the executive officers come in large part from increases in the value of the Company's Common Stock. The Compensation Committee plans to follow the same philosophy in the compensation of the President.

THE COMPENSATION COMMITTEE

DUANE D. BENSON	ALLAN R. DEBOER	TIMOTHY R. GEISLER	MAHLON C. SCHNEIDER	MICHAEL J. FOGARTY

Stockholder Return Performance Presentation

        The following graph compares the total cumulative stockholders' return on the Company's Common Stock to the Nasdaq U.S. Stock Index ("Nasdaq-U.S."), which includes all Nasdaq traded stocks of U.S. companies, and the SNL Securities Midwest Thrift Index (the "Custom Peer Group"), which includes publicly traded financial institutions located in selected Midwestern states with assets of $500 million to $1 billion, for the period of December 31, 1997 through December 31, 2002. Those Midwestern states include Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri, Ohio and South Dakota. The graph assumes that $100 was invested on December 31, 1997 and that all dividends were reinvested.

Total Return Performance

	Period Ending
Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
HMN Financial, Inc.	100.00	54.81	53.80	64.81	79.51	89.86
NASDAQ—Total US	100.00	140.00	261.48	157.42	124.89	86.33
Custom Peer Group	100.00	85.39	74.04	82.31	104.90	135.47

Certain Transactions

        The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. The rate charged on mortgage loans is generally equal to the then current rate offered to the general public, although certain fees are reduced or waived. The employee rate charged on consumer loans is generally 1% below the then current rate offered to the general public. At December 31, 2002, the aggregate amount of the Bank's loans to directors, executive officers, affiliates of directors or executive officers, and employees was approximately $10.6 million (of which approximately $8.9 million represents loans to directors, executive officers and affiliates of directors or executive officers) or 11.6% of the Company's stockholders' equity. All of these loans were current at December 31, 2002. All of the loans to directors and executive officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons, except for the employee interest rate, fee reduction or fee waiver and (c) did not involve more than the normal risk of collectibility or other unfavorable features.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed KPMG LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 2003 subject to ratification by the shareholders. KPMG LLP has audited the financial statements of the Company or the Bank since 1966. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

        While it is not required to do so, the Audit Committee is submitting the appointment of that firm for ratification in order to ascertain the view of stockholders. If the stockholders do not ratify the appointment, the Audit Committee will review the appointment.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057, no later than November 21, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

        Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice received not later than 90 days in advance of such meeting (or if the Company does not publicly announce its annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made) by the Secretary of the Company containing the name and address of the stockholder as they appear on the Company's books, the class and number of shares owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to be named in the proxy statement and to serve. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business.

        The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company's Bylaws are available from the Secretary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2002.

OTHER MATTERS

        The Company anticipates furnishing its Annual Report, including financial statements, for the year ended December 31, 2002 to each stockholder with this Proxy Statement.

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

/s/ CAROL J. THOUIN

Carol J. Thouin Secretary
Dated: March 21, 2003

EXHIBIT A

HMN FINANCIAL, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    AUDIT COMMITTEE PURPOSE

  A.
  The Audit Committee is appointed by the Board of Directors of HMN Financial, Inc. to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.
  B.
  The audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The audit committee has the ability to retain, at the company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

  A.
  Audit Committee members shall meet the requirements of the National Association of Securities Dealers (NASD). The Audit Committee shall be comprised of three to six directors, as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and the Chairman of the Committee shall have accounting or related financial management expertise.

  B.
  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  C.
  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  A.
  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

1

    2.
    Review the Company's annual report to shareholders and report on form 10-K prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. The review should also include discussion regarding the adequacy of internal controls that could significantly affect the Company's financial statements.

    3.
    Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statements on Auditing Standards No. 50 Letters.

    4.
    Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

    5.
    In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

    6.
    Review with financial management and the independent auditors the Company's quarterly financial results on form 10-Q prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 11). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    7.
    Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

    8.
    Meet at least quarterly with the Chief Financial Officer, the Director of Internal Audit and the independent auditors in separate executive sessions.

  B.
  Independent Auditors

  9.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  10.
  Approve the fees and other significant compensation to be paid to the independent auditors.

  11.
  Approve the retention of the independent auditor for any non-audit service and the fee for such service.

  12.
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  13.
  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  14.
  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to the letter. This review should include any difficulties encountered in the course of the audit work, including any restrictions or

2

      changes to the scope of activities or access to required information and any disagreement with management.

    15.
    Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    16.
    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    17.
    Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

  C.
  Internal Audit Department and Legal Compliance

  18.
  Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

  19.
  Review the appointment, performance and replacement of the senior internal audit executive.

  20.
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  21.
  On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  D.
  Other Audit Committee Responsibilities

  22.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  23.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  24.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

3

HMN FINANCIAL, INC

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 22, 2003
10:00 a.m.

Radisson Plaza Hotel
150 South Broadway Avenue
Rochester, Minnesota

HMN Financial, Inc. 1016 Civic Center Drive N.W. Rochester, Minnesota 55901-6057	PROXY

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, April 22, 2003.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the Proxy will be voted "FOR" Items 1 and 2.

By signing the Proxy, you revoke all prior proxies and appoint Timothy R. Geisler and Carol J. Thouin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

COMPANY #
CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 am (CDT) on April 21, 2003.

•
You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have U.S. SSN or TIN please enter 4 zeros.

•
Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to HMN Financial, Inc. c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors	01 Michael McNeil 03 Duane D. Benson	02 Mahlon C. Schneider	/ /	Vote FOR all nominees (except as marked to the contrary)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2003.	/ /	For	/ /	Against	/ /	Abstain
3.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
	Address Change? Mark Box / / Indicate changes below:	Dated: __________________, 2003

Signature(s) in Box

Please sign exactly as the name(s) appear printed to the left. If a corporation, please sign the corporation name in full by a duly authorized officer and indicate the office of the signer. When signing as executor, administrator, fiduciary, attorney, trustee or guardian, or as custodian for a minor, please give full title as such. If held in joint tenancy, all persons should sign.

QuickLinks

Stockholder Letter
Notice of Annual Meeting of Stockholders to be held on April 22, 2003
PROXY STATEMENT
PROPOSAL I—ELECTION OF DIRECTORS
THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN 2002 AND YEAR-END OPTION VALUES
PENSION PLAN TABLE
THE COMPENSATION COMMITTEE
PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
  EXHIBIT A
HMN FINANCIAL, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS